                                                                   EXHIBIT 10.21




                        SECOND AMENDED AND RESTATED NOTE


$282,925.47                                                         May 13, 1997



         For value received, PRIDE AVIATION, INC. ("Borrower"), in solido, promises to pay to the order of JERRY R. WEBB ("Lender") the principal sum of TWO HUNDRED EIGHTY-TWO THOUSAND NINE HUNDRED TWENTY-FIVE AND 47/100 ($282,925.47) DOLLARS at the principal office of Lender, at 920 Pierremont, Suite 105, Shreveport, Louisiana 71106, or at such other place as the holder hereof may from time to time designate in writing, together with interest, at the rate and in accordance with the terms and provisions set forth below.


RATE

         The simple interest rate on this promissory note ("Note") is eighteen percent (18%) per annum from date until paid. Interest shall be calculated on the principal amount outstanding from time to time for actual days elapsed on the basis of a 365 day year.

PAYMENT PROVISION

         Interest shall be payable monthly with the first such interest payment being due and payable on May 20, 1997, and the remaining interest installments shall be due and payable on the 20th day of each succeeding and consecutive calendar month thereafter for a period of twelve (12) consecutive calendar months. The entire principal balance, and accrued and unpaid interest, shall be due and payable one (1) year from the date hereof.

SECURITY

         This Note is executed and delivered by Borrower pursuant to that certain Loan Agreement ("Agreement") dated as of May 17, 1993 between Borrower and Sunbelt Business Capital, Inc. ("Sunbelt"), which Agreement was assigned by Sunbelt to Sunbelt Business Capital, L.L.C. on January 17, 1996, and subsequently assigned by Sunbelt Business Capital, L.L.C. to Lender by Notarial Assignment on May 13, 1997 by that certain Partial Redemption of Stock, Assignment of Assets and Liabilities, and Subscription of Stock. The obligations evidenced by this Note are secured by the security interests granted in the Security Agreement referred to in the Agreement and each existing collateral pledge, and each other existing security agreement executed by the Borrower in favor of Sunbelt Business Capital, L.L.C. and assigned to Lender. If future obligations are evidenced by this Note, they are secured by existing security rights unless they are expressly excluded in the security agreements granting same.

GENERAL PROVISIONS

         This Note shall be in default and shall immediately become due and payable at Lender's option without demand, notice, or putting in default if the makers, endorsers, guarantors, or sureties, or any of them should (1) fail to timely pay or perform any obligation of this Note, or (2) cause or permit to occur any Event of Default as defined and set forth in the Agreement.

         The Borrower and each endorser, surety and guarantor of this Note hereby waive presentment for payment, demand, notice of dishonor and protest, and consent that the time of payment may be extended one or more times without notice thereof, and in the event of non-payment at maturity or any other default described in the previous paragraph, agree, in solido, to pay all reasonable attorney's fees incurred in the collection of this Note, or any portion thereof including interest, which fees are hereby fixed at 10% of the amount to be collected.

REPLACEMENT NOTE

         This Note is executed and delivered in further amendment, replacement and substitution of that certain Note dated May 17, 1993, as amended by that certain Amended and Restated Note, dated March 1, 1996, both of which were executed by Borrower and made payable to Sunbelt Business Capital, Inc. and Sunbelt Business Capital, L.L.C. in the principal amounts of $400,000.00 (the "Original Note") and $155,067.55 (the "First Amended and Restated Note") respectively. This Note does not constitute a novation of the Original Note nor of the Amended and Restated Note.

                                        PRIDE AVIATION, INC.


                                        By:  /s/ PAUL LUBOMIRSKI
                                           -------------------------------------
                                        Name:  Paul Lubomirski
                                             -----------------------------------
                                        Title:  President/General Manager
                                              ----------------------------------